U.S. SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549


                                       FORM 8-K


                                     CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d) OF THE
                            SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): September 25, 2003


                           POINT GROUP HOLDINGS, INCORPORATED
                   (Exact name of Registrant as specified in its charter)


                                           Nevada
                   (State or jurisdiction of incorporation or organization)


                                            0-29113
                                     (Commission File Number)


                                            54-1838089
                            (I.R.S. Employer Identification Number)


      3744 Poe Street, San Diego, California                             92107
      (Address of principal executive offices)                       (Zip Code)

                        Registrant's telephone number:  (619) 269-8692


                 (Former name or former address, if changed since last report)


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On September 25, 2003, the Registrant entered into an acquisition agreement with the shareholders of Veegeez.com, LLC, a California limited liability company ("VC"). Under the terms of this agreement, on the closing date, the parties exchanged common stock on a 1-for-1 basis, with VC exchanging with the Registrant all of its issued and outstanding shares representing in the aggregate 14,000,000 shares and the Registrant exchanging with VC 14,000,000 shares of its restricted common stock.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

Financial Statements.

     The Registrant has determined that this acquisition must comply with Rule 3-05 of Regulation S-X, and therefore financial statements will be furnished for at least the two most recent fiscal years and any interim periods. Pro forma financial information will also be furnished in connection with this acquisition pursuant to Article 11 of Regulation S-X. It is impracticable to provide the required financial statements for this acquired business at the time this Form 8-K is filed; these will be filed as an amendment to this filing not later than 60 days after the filing of this report.

Exhibits.

     Exhibits included are set forth in the Exhibit Index pursuant to Item 601 of Regulation S-B.


                                     SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Point Group Holdings, Incorporated



Dated: October 8, 2003                 By: /s/  John Fleming
                                       John Fleming, President


                                  EXHIBIT INDEX

Number                            Description

2 Acquisition Agreement between the Registrant and shareholders of Veegeez.com, LLC, dated September 25, 2003
       (see below).